AMENDMENT TO FUND
                             PARTICIPATION AGREEMENT
                                      AMONG
                          THE POTOMAC INSURANCE TRUST,
                         RAFFERTY ASSET MANAGEMENT, LLC,
                                       and
                    JEFFERSON NATIONAL LIFE INSURANCE COMPANY

     For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the May 1, 2005 Fund Participation Agreement, as amended (the "Agreement"), among The Potomac Insurance Trust, Rafferty Asset Management, LLC and Jefferson National Life Insurance Company (the "Insurance Company") as follows:

     1. Appendix A thereto is hereby modified in its entirety as attached hereto.

     2. All other terms of the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of this date, May 1, 2006.

                                       THE POTOMAC INSURANCE TRUST

                                       By:  ________________________________
                                       Name:
                                       Title:


                                       RAFFERTY ASSET MANAGEMENT, LLC

                                       By: __________________________________
                                       Name:
                                       Title:


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


                                       JEFFERSON NATIONAL LIFE INSURANCE
                                       COMPANY

                                       By: ___________________________________
                                       Name:  Craig A. Hawley
                                       Title:  General Counsel and Secretary


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


                                                              SCHEDULE A

===================================================================================================================================
SEPARATE ACCOUNTS                                      CONTRACTS                                   INVESTMENT OPTIONS

===================================================================================================================================
Jefferson National Life Annuity Account C              CVIC-2000

Jefferson National Life Annuity Account E              CVIC-2001                                   Dynamic VP HY Bond Fund

Jefferson National Life Annuity Account F              CVIC-2004

Jefferson National Life Annuity Account G              CVIC-2005

Jefferson National Life Annuity Account H              22-4056

Jefferson National Life Annuity Account I              22-4025

Jefferson National Variable Account L                  32-4000

Jefferson National Life Annuity Account J              32-4002

Jefferson National Life Annuity Account K              32-4003

                                                       22-4047

                                                       22-4048

                                                       22-4061

                                                       JNL-2100

                                                       JNL-2200

                                                       JNL-2300

                                                       JNL-2300-1
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



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